                               ENVIROSOURCE, INC.

                                  $50,000,000

                     9 3/4% SENIOR NOTES DUE 2003, SERIES B


                                    INDENTURE

                         Dated as of September 30, 1997








                     UNITED STATES TRUST COMPANY OF NEW YORK


                                     Trustee

                                TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.           DEFINITIONS...................................1
         SECTION 1.02.           OTHER DEFINITIONS........................... 17
         SECTION 1.03.           INCORPORATION BY REFERENCE OF TRUST
                                 INDENTURE ACT............................... 17
         SECTION 1.04.           RULES OF CONSTRUCTION....................... 18

                                    ARTICLE 2
                                    THE NOTES

         SECTION 2.01.           FORM AND DATING............................. 18
         SECTION 2.02.           RESTRICTIVE LEGENDS......................... 19
         SECTION 2.03.           EXECUTION AND AUTHENTICATION................ 21
         SECTION 2.04.           REGISTRAR AND PAYING AGENT.................. 22
         SECTION 2.05.           LISTS OF HOLDERS OF THE NOTES............... 22
         SECTION 2.06.           TRANSFER AND EXCHANGE....................... 22
         SECTION 2.07.           BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES...... 23
         SECTION 2.08.           SPECIAL TRANSFER PROVISIONS................. 25
         SECTION 2.09.           REPLACEMENT NOTES........................... 28
         SECTION 2.10.           PAYING AGENT TO HOLD MONEY IN TRUST......... 29
         SECTION 2.11.           OUTSTANDING NOTES........................... 29
         SECTION 2.12.           TREASURY NOTES.............................. 29
         SECTION 2.13.           TEMPORARY NOTES............................. 30
         SECTION 2.14.           CANCELLATION................................ 30
         SECTION 2.15.           DEFAULTED INTEREST.......................... 30
         SECTION 2.16.           RECORD DATE................................. 31
         SECTION 2.17.           CUSIP NUMBER................................ 31


                                    ARTICLE 3
                                   REDEMPTION

         SECTION 3.01.           NOTICES TO TRUSTEE.......................... 31
         SECTION 3.02.           SELECTION OF NOTES TO BE REDEEMED........... 32
         SECTION 3.03.           NOTICE OF REDEMPTION........................ 32
         SECTION 3.04.           EFFECT OF NOTICE OF REDEMPTION.............. 33
         SECTION 3.05.           DEPOSIT OF REDEMPTION PRICE................. 33
         SECTION 3.06.           NOTES REDEEMED IN PART...................... 34
         SECTION 3.07.           OPTIONAL REDEMPTION......................... 34
         SECTION 3.08.           MANDATORY REDEMPTION........................ 34

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.01.           PAYMENT OF NOTES............................ 34
         SECTION 4.02.           MAINTENANCE OF OFFICE OR AGENCY............. 35
         SECTION 4.03.           REPORTS..................................... 35
         SECTION 4.04.           COMPLIANCE CERTIFICATE...................... 36
         SECTION 4.05.           TAXES....................................... 37
         SECTION 4.06.           STAY, EXTENSION AND USURY LAWS.............. 37
         SECTION 4.07.           CORPORATE EXISTENCE......................... 37
         SECTION 4.08.           MAINTENANCE OF PROPERTIES AND INSURANCE..... 37
         SECTION 4.09.           LIMITATION ON RESTRICTED PAYMENTS........... 38
         SECTION 4.10.           LIMITATION ON DIVIDEND AND OTHER PAYMENT
                                 RESTRICTIONS AFFECTING SUBSIDIARIES......... 40
         SECTION 4.11.           LIMITATION ON INCURRENCE OF INDEBTEDNESS.... 41
         SECTION 4.12.           ASSET SALES................................. 43
         SECTION 4.13.           TRANSACTIONS WITH AFFILIATES................ 47
         SECTION 4.14.           LIMITATION ON LIENS......................... 47
         SECTION 4.15.           LIMITATION ON ISSUANCE OF CAPITAL STOCK BY
                                 SUBSIDIARIES................................ 47
         SECTION 4.16.           CHANGE OF CONTROL........................... 47

                                    ARTICLE 5
                                   SUCCESSORS

         SECTION 5.01.           MERGER, CONSOLIDATION, OR SALE OF ASSETS.... 49
         SECTION 5.02.           SUCCESSOR CORPORATION SUBSTITUTED........... 51

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

         SECTION 6.01.           EVENTS OF DEFAULT........................... 51
         SECTION 6.02.           ACCELERATION................................ 53
         SECTION 6.03.           OTHER REMEDIES.............................. 53
         SECTION 6.04.           WAIVER OF PAST DEFAULTS..................... 54
         SECTION 6.05.           CONTROL BY MAJORITY......................... 54
         SECTION 6.06.           LIMITATION ON SUITS......................... 54
         SECTION 6.07.           RIGHTS OF HOLDERS OF NOTES TO RECEIVE
                                 PAYMENT..................................... 55
         SECTION 6.08.           COLLECTION SUIT BY TRUSTEE.................. 55
         SECTION 6.09.           TRUSTEE MAY FILE PROOFS OF CLAIM............ 55
         SECTION 6.10.           PRIORITIES.................................. 56
         SECTION 6.11.           UNDERTAKING FOR COSTS....................... 56

                                    ARTICLE 7
                                     TRUSTEE

         SECTION 7.01.           DUTIES OF TRUSTEE........................... 56
         SECTION 7.02.           RIGHTS OF TRUSTEE........................... 58
         SECTION 7.03.           INDIVIDUAL RIGHTS OF TRUSTEE................ 58
         SECTION 7.04.           TRUSTEE'S DISCLAIMER........................ 58
         SECTION 7.05.           NOTICE OF DEFAULTS.......................... 58
         SECTION 7.06.           REPORTS BY TRUSTEE TO HOLDERS OF THE
                                 NOTES....................................... 59
         SECTION 7.07.           COMPENSATION AND INDEMNITY.................. 59
         SECTION 7.08.           REPLACEMENT OF TRUSTEE...................... 60
         SECTION 7.09.           SUCCESSOR TRUSTEE BY MERGER, ETC............ 61
         SECTION 7.10.           ELIGIBILITY; DISQUALIFICATION............... 61
         SECTION 7.11.           PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                                 COMPANY..................................... 61

                                    ARTICLE 8
                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 8.01.           DISCHARGE OF LIABILITY ON NOTES;
                                 DEFEASANCE.................................. 61
         SECTION 8.02.           TERMINATION OF COMPANY'S OBLIGATIONS........ 62
         SECTION 8.03.           DEFEASANCE AND DISCHARGE OF INDENTURE....... 63
         SECTION 8.04.           DEFEASANCE OF CERTAIN OBLIGATIONS........... 65
         SECTION 8.05.           APPLICATION OF TRUST MONEY.................. 67
         SECTION 8.06.           REPAYMENT TO COMPANY........................ 67
         SECTION 8.07.           REINSTATEMENT............................... 67

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

         SECTION 9.01.           WITHOUT CONSENT OF HOLDERS OF NOTES......... 68
         SECTION 9.02.           WITH CONSENT OF HOLDERS OF NOTES............ 69
         SECTION 9.03.           COMPLIANCE WITH TRUST INDENTURE ACT......... 70
         SECTION 9.04.           REVOCATION AND EFFECT OF CONSENTS........... 70
         SECTION 9.05.           NOTATION ON OR EXCHANGE OF NOTES............ 71
         SECTION 9.06.           TRUSTEE TO SIGN AMENDMENTS, ETC............. 71

                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01.          TRUST INDENTURE ACT CONTROLS................ 71
         SECTION 10.02.          NOTICES..................................... 71
         SECTION 10.03.          COMMUNICATION BY HOLDERS OF NOTES WITH
                                 OTHER HOLDERS OF NOTES...................... 72
         SECTION 10.04.          CERTIFICATE AND OPINION AS TO CONDITIONS
                                 PRECEDENT................................... 72
         SECTION 10.05.          STATEMENTS REQUIRED IN CERTIFICATE OR
                                 OPINION..................................... 73
         SECTION 10.06.          RULES BY TRUSTEE AND AGENTS................. 73
         SECTION 10.07.          NO PERSONAL LIABILITY OF DIRECTORS,
                                 OFFICERS, EMPLOYEES AND STOCKHOLDERS........ 73
         SECTION 10.08.          GOVERNING LAW............................... 74
         SECTION 10.09.          NO ADVERSE INTERPRETATION OF OTHER
                                 AGREEMENTS.................................. 74
         SECTION 10.10.          SUCCESSORS.................................. 74
         SECTION 10.11.          SEVERABILITY................................ 74
         SECTION 10.12.          COUNTERPART ORIGINALS....................... 74
         SECTION 10.13.          OTHER PROVISIONS............................ 74
         SECTION 10.14.          TABLE OF CONTENTS, HEADINGS, ETC............ 74


                                    EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                  TRANSFERS PURSUANT TO REGULATION S
Exhibit C         FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                  TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS
Exhibit D         FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                  TRANSFERS PURSUANT TO REGULATION S

                              CROSS-REFERENCE TABLE
Trust Indenture
   Act Section                                                 Indenture Section

310   (a)(1)................................................................7.10
      (a)(2)................................................................7.10
      (a)(3)................................................................N.A.
      (a)(4)................................................................N.A.
      (a)(5)................................................................7.10
      (b)...................................................................7.10
      (c)...................................................................N.A.
311   (a)...................................................................7.11
      (b)...................................................................7.11
      (c)...................................................................N.A.
312   (a)...................................................................2.05
      (b)..................................................................10.03
      (c)..................................................................10.03
313   (a)...................................................................7.06
      (b)(1)................................................................N.A.
      (b)(2)................................................................7.06
      (c).............................................................7.06;10.02
      (d)...................................................................7.06
314   (a).............................................................4.03;10.02
      (b)...................................................................N.A.
      (c)(1)...............................................................10.04
      (c)(2)...............................................................10.04
      (c)(3)................................................................N.A.
      (d)...................................................................N.A.
      (e)..................................................................10.05
      (f)...................................................................N.A.
315   (a)...................................................................7.01
      (b).............................................................7.05;10.02
      (c)...................................................................7.01
      (d)...................................................................7.01
      (e)...................................................................6.11
316   (a) (last sentence)...................................................N.A.
      (a)(1)(A).............................................................6.05
      (a)(1)(B).............................................................6.04
      (a)(2)................................................................N.A.
      (b)...................................................................6.07
      (c)...................................................................2.16
317   (a)(1)................................................................6.08
      (a)(2)................................................................6.09
      (b)...................................................................2.10
318   (a)..................................................................10.01

      (b)...................................................................N.A.
      (c)..................................................................10.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                  INDENTURE dated as of September 30, 1997 between EnviroSource, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York banking corporation, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 3/4% Senior Notes due 2003, Series B (the "Notes"):


                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  SECTION 1.01.  DEFINITIONS.
                                 -----------

                  "Additional Assets" means (i) any property or assets related to the primary businesses of the Company and its Subsidiaries; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.13 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Agent Members" has the meaning provided in Section 2.07(a).

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale leaseback transactions, but excluding (except as provided for in the provisions described in the last paragraph of Section 4.12(b)) those permitted by the provisions described under
Article 5) by the Company or any Subsidiary to any Person other than the Company or any Wholly Owned Subsidiary, of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary; provided, however, the term "Asset Sale" shall not include any sale, transfer or disposition of assets in any fiscal year which, when taken individually or combined with other sales, transfers or dispositions of assets during such fiscal year, constitutes less than the sum of (x) 5% of the Company's Tangible Net Assets as determined on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available plus (y) $5 million.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

                  "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Cash Equivalent" means (a) Government Securities having maturities of not more than one year from the date of acquisition, (b) certificates of deposit of any commercial bank incorporated under the laws of the United States, or any state, territory or commonwealth thereof, of recognized standing having capital and unimpaired surplus in excess of $100 million and whose short-term commercial paper rating at the time of acquisition is at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc. (any such bank, an "Approved Bank"), which certificates of deposit have maturities of not more than one year from the date of acquisition, (c) repurchase obligations with a term of not more than 31 days for underlying securities of the types described in clauses (a), (b) and (d) of this definition entered into with any Approved Bank,
(d) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States, or any state thereof, and rated at least A-2 or the equivalent by Standard & Poor's Corporation or at least P-2 or the equivalent by Moody's Investors Services, Inc., and in each case maturing not more than one year from the date of acquisition, and (e) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $100 million and at least 85% of whose assets consist of investments or other obligations of the type described in clauses (a) through (d) above.

                  "Change of Control" means any of the following events: (i) the liquidation or dissolution of the Company, (ii) the acquisition by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principals, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than (x) 30% of the total voting power entitled to vote in the election of the Board of Directors of the Company or such other Person surviving the transaction and (y) the total voting power (entitled to vote in the election of the Board of Directors of the Company or such other Person surviving the transaction) of the Principals; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election or appointment by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a two-thirds majority of the Company's Board of Directors then in office; or (iv) the sale, transfer, conveyance or other disposition of all or substantially all of the assets of IMS, Conversion Systems and TDS, taken as a whole.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) the Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or (2) if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is (x) an Incurrence of Indebtedness or (y) a transaction covered under the provisions described under Article 5 or any combination of the foregoing, both EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to
(A) any new Indebtedness Incurred during such period as if such Indebtedness had been Incurred on the first day of such period and (B) the repayment, redemption, repurchase, defeasance or discharge of any Indebtedness repaid, redeemed, repurchased, defeased or discharged during such period with the proceeds of new Indebtedness (including the Indebtedness giving rise to the need to calculate the Consolidated Coverage Ratio) or from the sale of any Capital Stock (other than Redeemable Stock or Exchangeable Stock) as if such repayment, redemption, repurchase, defeasance or discharge had been made on the first day of such period; provided, further, that if within the period during which EBITDA or Consolidated Interest Expense is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (1) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and (2) the Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness for which neither the Company nor any Restricted Subsidiary shall continue to be liable as a result of any such Asset Sale or repaid, redeemed, defeased, discharged or otherwise retired in connection with or with the proceeds of the assets or Capital Stock which are the subject of such Asset Sales for such period; and provided, further, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA and Consolidated Interest Expense for such period shall be calculated, after giving pro forma effect thereto (and without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or Capital Stock, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, shall be determined in good faith by a responsible financial or accounting Officer of the Company.

                  "Consolidated Interest Expense" means, for any period, the sum of, without duplication, (a) the total interest expense of the Company and its consolidated subsidiaries (other than Unrestricted Subsidiaries), determined on a consolidated basis in accordance with GAAP, including (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) non-cash interest payments, (iv) amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Company or any such subsidiary under any guarantee of Indebtedness or other obligation of any other Person and (vi) net costs incurred during such period under interest rate swaps, caps, collars, options and similar arrangements and foreign exchange hedges (including amortization of fees); (b) the product of (x) the aggregate amount for such period of Preferred Stock dividends paid (in cash) during such period in respect of all Preferred Stock of the Company and its consolidated subsidiaries (other than Unrestricted Subsidiaries) excluding any such dividends paid to the Company or any Wholly Owned Subsidiary and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate, expressed as a decimal; and (c) the cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than the

Company or a Restricted Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the Company.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income (other than with respect to an Unrestricted Subsidiary in which case the Company's equity in any such net loss shall not be so included); (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any gains in excess of losses realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gains in excess of losses realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person; (iv) any reduction applicable to a charge in lieu of income taxes resulting from (x) the application of the Company's tax loss carry forwards attributable to periods prior to the confirmation of the Reorganization Plan or (y) the payment of liabilities recorded in conjunction with the Company's 1988 acquisition of IU International Corporation; and (v) the cumulative effect of a change in accounting principles; and (vi) any extraordinary losses resulting from the Recapitalization.

                  "Consolidated Net Worth" of the Company means the total of the amounts shown on the consolidated balance sheet of the Company and its consolidated subsidiaries (other than Unrestricted Subsidiaries), determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit to the extent, if any, not reflected in retained earnings or earned surplus, (B) any amounts attributable to Redeemable Stock issued by the Company (to the extent otherwise included) and (C) any amounts attributable to Exchangeable Stock issued by the Company (to the extent otherwise included).

                  "Conversion Systems" means Conversion Systems, Inc., a Delaware corporation.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 or such other address as to which the Trustee may give notice to the Company.

                  "Credit Agreement" means that certain Credit Agreement, dated as of June 24, 1993, by and among the Company, IMS and the several lenders from time to time parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended or modified, and further including any agreement or agreements (including that certain Credit Agreement, dated as of December 19, 1995, by and among the Company, IMS and the several lenders from time to time parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended or modified) that renew, refund, replace or refinance the same.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means The Depository Trust Company, its nominees, and their respective successors, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

                  "EBITDA" for any period means the sum of Consolidated Net Income (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting for transactions which occur after the date of the 1993 Indenture, extraordinary losses or gains and any gains or losses from any transaction of the type described in clause (iii) of the definition of "Consolidated Net Income"), plus the following to the extent includable in calculating Consolidated Net Income: (a) all tax expense relating to taxes based on income or profit, (b) Consolidated Interest Expense, (c) depreciation expense, and (d) amortization expense (including any permit and closure costs amortization and accruals relating to landfills) in each case for such period.

                  "Envirosafe   Companies"   means,   collectively,   Envirosafe
Services of Ohio, Inc., and Envirosafe Services of Idaho, Inc..

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

                  "Exchangeable Stock" means any Capital Stock which by its terms is exchangeable or convertible at the option of any Person other than the Company into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

                   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which were in effect on the date of the 1993 Indenture.

                  "Global Notes" has the meaning provided in Section 2.01.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

                  "IMS" means International Mill Service, Inc., a Pennsylvania corporation.

                  "Incur" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the date of the Indenture) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as (i) such amendment, modification or waiver does not (A) if such Indebtedness is contractually subordinated in right of payment to the Notes, change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (B) if such Indebtedness is contractually subordinated in right of payment to the Notes, modify or affect, in any manner adverse to the Holders, such subordination, (C) if the Company is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor or (D) violate, or cause the Indebtedness to violate, Section 4.10 and 4.14 and (ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, comply with the provisions of clause (i) of the first proviso to the definition of "Refinancing Indebtedness."

                  "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any such premium is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person Incurred as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the scheduled redemption, repayment or other repurchase prior to the Stated Maturity of the Notes of any Redeemable Stock and, with respect to any Subsidiary (other than a Wholly Owned Subsidiary), any other Preferred Stock (but excluding in each case any accrued dividends, provided that for purposes of the definition of "Refinancing Indebtedness", such accrued dividends shall not be excluded); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, the amount of any such obligation to be the maximum amount of such Person's responsibility or liability for the guaranteed obligation; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided, however, that Indebtedness shall not include trade accounts payable arising in the ordinary course of business.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Investment" in any Person means any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any Guarantee with respect to, such Person. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.09 only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Lien" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind.

                  "Net Available Cash" means the cash payments received by the Company or a Subsidiary in connection with an Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, local and foreign taxes required to be paid, or accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale, and (iv) any liabilities associated with the assets sold pursuant to such Asset Sale and retained by the Company or any Subsidiary after such Asset Sale, and any reasonable amount reserved for indemnification obligations relating to such Asset Sale, in each case as determined in accordance with GAAP.

                  "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultancy and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "1993 Indenture" means that certain Indenture, dated as of July 1, 1993, between the Company and United States Trust Company of New York, as trustee, as amended or modified.

                  "1993 Notes" means the $220 million aggregate principal amount of 9 3/4% Senior Notes due 2003 issued under the 1993 Indenture, as amended or modified.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any Capital Stock of such corporation which is not convertible into another security (other than non-convertible common stock of such corporation); provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Notes" means the Notes described in the second paragraph of this Indenture and issued hereunder.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

                  "Offshore  Global  Note"  has the  meaning provided in Section
2.01.

                  "Offshore Physical Note" has the meaning provided in Section 2.01.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review; (c) Liens for taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however that such letters of credit may not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction or purchase of, or repairs, improvements or additions to, property; provided, however, that such property can be pledged to secure only such Indebtedness which is permitted under Section
4.11 reduced dollar-for-dollar by the outstanding principal amount of Indebtedness in excess of $60 million secured in reliance on clause (g) of this definition; provided further, however, that the Lien may not extend to any property (other than the property purchased, constructed, repaired or improved or contracts relating to the use of such property and/or revenues generated by such property) owned by the Company or any Restricted Subsidiary at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; and provided, further, however, that subject to clause (o) below, any such Lien securing such Indebtedness Incurred after October 13, 1995 may extend only to property purchased, constructed, repaired or improved after October 13, 1995 and contracts relating to the use of such property and revenues generated by such property after such date; (g) Liens to secure Indebtedness under the Credit Agreement of up to $100 million in aggregate principal amount outstanding at any one time and all Guarantees thereof; (h) Liens existing on the date of the 1993 Indenture; (i) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary; (j) Liens on property at the time the Company or a Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary; provided, however, that (x) the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and (y) in the case of a merger or consolidation, the Lien was in existence prior to the contemplation of such merger or consolidation; (k) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly Owned Subsidiary; (l) Liens Incurred by a Person other than the Company or any Subsidiary on assets that are the subject of a Capitalized Lease Obligation to which the Company or a Subsidiary is a party; provided, however, that any such Lien may not secure Indebtedness of the Company or any Subsidiary (except by virtue of clause (vii) of the definition of "Indebtedness") and may not extend to any other property owned by the Company or any Restricted Subsidiary; (m) Liens to secure Indebtedness permitted under clause (vii) of Section 4.11(b), provided that such Liens may not extend to any property other than (i) property owned by Envirosafe Services of Idaho, Inc. and (ii) property used to secure the

Indebtedness permitted under clause (vii) of Section 4.11(b); (n) Liens by which the Notes are secured equally and ratably with other Indebtedness of the Company pursuant to the provisions described under Section 4.14 and (o) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), except that in the case of Indebtedness secured by Liens otherwise permitted under clause (f), such Liens may extend to the property contemplated by clause (f) so long as such Liens would otherwise be permitted thereunder, and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness).

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" means (i) Freeman Spogli & Co., a California general partnership, and any of its affiliates and (ii) any member of the executive management of the Company prior to the occurrence of the circumstance constituting a potential Change of Control.

                  "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

                  "Recapitalization" means the following transactions effected by the Company: (i) an investment in equity securities of the Company by certain affiliates of Freeman Spogli & Co. and certain other Persons in May 1993, (ii) the public offering and sale of the 1993 Notes, and (iii) the repayment, repurchase or defeasance of certain Indebtedness of the Company substantially contemporaneously with the sale of the 1993 Notes.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed (other than upon a Change of Control or Asset Sale) on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof (other than upon a Change of Control or Asset Sale) at any time on or prior to the first anniversary of the Stated Maturity of the Notes.

"Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," with "refinanced" having a correlative meaning) any Indebtedness existing on the date of the 1993 Indenture or Incurred in compliance with the Indenture (or, if Incurred prior to the date of this Indenture, with the 1993 Indenture) (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness is contractually subordinated in right of payment to the Notes and the 1993 Notes to at least the same extent (if any) as the Indebtedness being refinanced or such refinancing is permitted under Section 4.09 (ii) where the Indebtedness being refinanced is not Senior Indebtedness, the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Notes, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iv) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced; provided, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that refinances Indebtedness of the Company.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 30, 1997, between the Company and Morgan Stanley & Co., Incorporated, Jefferies & Company, Inc. and NationsBanc Capital Markets, Inc., and certain permitted assigns specified therein.

                  "Registration Statement" means an Exchange Offer Registration Statement as defined and described in the Registration Rights Agreement.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Reorganization Plan" means the reorganization plan of White Motor Corporation, the Company's predecessor corporation, pursuant to which it emerged from its reorganizational proceedings in 1983.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in Capital Stock or rights to acquire Non-Convertible Capital Stock and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary, if such Subsidiary was not a Wholly Owned Subsidiary on the date of the 1993 Indenture, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Wholly Owned Subsidiary), or the exercise by the Company of any option to exchange any Capital Stock that by its terms is exchangeable solely at the option of the Company (other than into Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock), provided that the issuance by the Company of Capital Stock (other than Redeemable Stock or Exchangeable Stock) upon the conversion by its terms of any convertible Capital Stock or other security or the exercise of any option or warrant to purchase Capital Stock shall not constitute a Restricted Payment,
(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Unrestricted Subsidiary or any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment.

                  "Restricted Subsidiary" shall mean IMS, Conversion Systems and the Envirosafe Companies, any intermediate holding company between such Restricted Subsidiary and the Company and any other Subsidiary that is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means other senior Indebtedness of the Company, including Indebtedness under the Credit Agreement and 1993 Notes, ranking pari passu with the Notes.

                  "Shelf Registration Statement" has the meaning provided in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary (other than an Unrestricted Subsidiary) that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter Incurred) which is contractually subordinate or junior in right of payment to the Notes and the 1993 Notes.

                  "Subsidiary" means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect a majority of the Board of Directors of such corporation is at the time, directly or indirectly, owned or controlled by the Company, by a Subsidiary or Subsidiaries of the Company, or by the Company and a Subsidiary or Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or Subsidiaries of the Company, directly or indirectly, at the date of determination, has at least a majority ownership interest.

                  "TDS" means EnviroSource Treatment & Disposal Services, Inc.

                  "Tangible Net Assets" with respect to any Person means the consolidated assets of such Person determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (including goodwill and any other intangibles determined in accordance with GAAP but which shall not include landfill permits, closure trust funds and deferred charges and unamortized debt issuance costs).

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "U.S. Global Notes" has the meaning provided in Section 2.01.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable before the maturity thereof.

                  "U.S. Physical Notes" has the meaning provided in Section 2.01

                  "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.09. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided, however, that immediately after giving effect to such designation (x) to the extent that the Unrestricted Subsidiary has any Indebtedness (other than Indebtedness that could be Incurred under clauses (ii)-(vi) under Section 4.11(b)), the Company could Incur $1.00 of additional Indebtedness pursuant to
Section 4.11(a) after giving pro forma effect to such Unrestricted Subsidiary's Indebtedness as if it had been Incurred at the beginning of the applicable four-quarter period and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions; provided, however, that the failure to so file such resolution and/or Officers' Certificate with the Trustee shall not impair or affect the validity of such designation.

                  "Voting Stock" with respect to any Person means the Capital Stock normally entitled to vote in elections of the Board of Directors.

                  "Wholly Owned Subsidiary" means a Subsidiary (other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.02.  OTHER DEFINITIONS.
                                 -----------------

                                        Term                  Defined in Section
         "Affiliate Transaction"..........................           4.13
         "Application Period".............................           4.12
         "Asset Sale Offer"...............................           4.12
         "Authenticating Agent"...........................           2.02
         "Bankruptcy Law".................................           4.01
         "Change of Control Offer"........................           4.16

         "Change of Control Payment"......................           4.16
         "Change of Control Payment Date".................           4.16
         "Custodian"......................................           6.01
         "Event of Default"...............................           6.01
         "Offer Amount"...................................           4.12
         "Offer Period"...................................           4.12
         "Paying Agent"...................................           2.03
         "Purchase Date"..................................           4.12
         "Registrar"......................................           2.03
         "Restricted Payments"............................           1.01
         "Successor Corporation"..........................           5.01


                  SECTION 1.03.  INCORPORATION  BY REFERENCE OF TRUST  INDENTURE
                                 -----------------------------------------------
ACT.  Whenever this Indenture refers to a provision of the TIA, the provision is
---
incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  SECTION 1.04.  RULES OF CONSTRUCTION.   Unless  the  context
                                 ---------------------
otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) provisions apply to successive events and transactions.


                                    ARTICLE 2
                                    THE NOTES

                  SECTION  2.01.  FORM AND DATING.  The Notes and the  Trustee's
                                  ---------------
certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or integral multiples thereof.

                  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, and the Registrar, as hereinafter provided.

                  Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Notes") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, and the Registrar, as hereinafter provided.

                  Notes offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Notes").

                  The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The U.S. Global Note and the Offshore Global Note are sometimes referred to herein as the "Global Notes".

                  The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

                  SECTION 2.02. RESTRICTIVE LEGENDS.  Unless and until a Note is
                                -------------------
exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) each U.S. Global Note and each U.S. Physical Note shall bear the legend, set forth below on the face thereof and (ii) each Offshore Physical Note and each Offshore Global Note shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE INITIAL SALE OF THE NOTES, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
     (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM

     REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED PURSUANT TO SUCH TRANSFER, EXCHANGE OR PAYMENT IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY
     TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     Section 2.08 OF THE INDENTURE.


                  SECTION 2.03.  EXECUTION AND AUTHENTICATION. An Officer of the
                                 ----------------------------
Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee or the Authenticating Agent. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

                  The Trustee or the Authenticating Agent shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.09.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes (the "Authenticating Agent"). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  SECTION 2.04.  REGISTRAR  AND PAYING AGENT.  The Company shall
                                 ---------------------------
maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and
(ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

                  SECTION 2.05. LISTS OF HOLDERS OF THE NOTES. The Trustee shall
                                -----------------------------
preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA ss. 312(a).

                  SECTION 2.06. TRANSFER AND EXCHANGE.  When Notes are presented
                                ---------------------
to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                  Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange (i) any Note for a period beginning at the opening of business 15 days before any repurchase of Notes permitted by this Indenture and ending at the close of business on the day of repurchase,
(ii) any Note 15 days before the day of any selection of Notes for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) any Note between a record date and the next succeeding Interest Payment Date.

                  No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.13, 3.06 or 9.05 hereof, which shall be paid by the Company).

                  Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the SEC (confirmed in an Officers' Certificate delivered to the Trustee) and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee.

                  SECTION 2.07.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES. (a) The
                                 --------------------------------------
U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                 (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and iscontinuing and the Registrar has received a request to the foregoing effect from the Depositary.

                  (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d) In connection with any transfer of a portion of the beneficial interests in a U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note or Offshore Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in such Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

                  (e) In connection with the transfer of an entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this Section, such U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

                  (f) Any U.S. Physical Note delivered in exchange for an interest in a U.S. Global Note pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.

                  (g) Any Offshore Physical Note delivered in exchange for an interest in an Offshore Global Note pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

                  (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (i) Beneficial owners of interests in a U.S. Global Note may receive U.S. Physical Notes (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such U.S. Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant U.S. Global Note equal to the principal amount of such U.S. Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more U.S. Physical Notes having an equal aggregate principal amount.

                  SECTION 2.08. SPECIAL TRANSFER PROVISIONS.  Unless and until a
                                ---------------------------
Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

                  (a)       Transfers  to  Non - QIB  Institutional  Accredited
                           ---------------------------------------------
Investors. The following provisions shall apply with respect to the registration
---------
provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or
         (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
         (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of a U.S. Global Note in an amount equal to the principal amount of the beneficial interest in such U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs.  The following  provisions  shall apply
                      -----------------
with respect to the registration of any proposed transfer of a U.S. Physical Note, an interest in a U.S. Global Note or an interest in an Offshore Global Note prior to the removal of the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of (x) either (A) an interest in an Offshore Global Note prior to the removal of the Private Placement Legend or (B) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a U.S. Global Note, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar and the Trustee shall reflect on their books and records the date and an increase in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes, to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

                  (c)  Transfers of  Interests  in the  Offshore  Global Note or
                       ---------------------------------------------------------
Offshore  Physical Notes.  The following  provisions shall apply with respect to
------------------------
any  transfer of interests  in the  Offshore  Global Notes or Offshore  Physical
Notes:

                  (i) prior to the removal of the Private Placement Legend from an Offshore Global Note or Offshore Physical Note pursuant to Section 2.02, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.08(b) or Section 2.08(d), as the case may be; and

                  (ii) after such  removal,  the  Registrar  shall  register the
         transfer   of  any  such  Note   without   requiring   any   additional
         certification.

                  (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

                  (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

                  (ii) (a) If the proposed Transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

                  (e) Private Placement Legend.  Upon the transfer,  exchange or
                      ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraphs (a)(i)(x) or
(c)(ii) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (f) General. By its acceptance of any Note bearing the Private
                      -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section
2.08 until the earlier of the Maturity Date or five years after the transfer of the Notes as set forth herein. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  SECTION 2.09.  REPLACEMENT NOTES.  If any mutilated Note is
                                 -----------------
surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Note.

                  The Company shall not be required to issue a replacement Note for (i) any Note for a period beginning at the opening of business 15 days before the repurchase of Notes permitted by this Indenture and ending at the close of business on the day of such repurchase, (ii) any Note 15 days before the day of any selection of Notes for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part or (iii) any Note between a record date and the next succeeding Interest Payment Date.

                  Every replacement Note is an additional obligation of the Company.

                  SECTION 2.10. PAYING AGENT TO HOLD MONEY IN TRUST. The Company
                                -----------------------------------
shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

          Notwithstanding any provision herein to the contrary, an installment (including, without limitation, any redemption or repurchase of Notes pursuant to this Indenture) of principal or interest on any Note shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company) holds on that date money in immediately available funds designated for and sufficient to pay the installment, provided that the Trustee or Paying Agent is not legally prohibited from making any payment of such installment on such Notes.

                  SECTION 2.11.  OUTSTANDING NOTES. The Notes outstanding at any
                                 -----------------
time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal  amount of any Note is considered  paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  Subject to Section 2.12 hereof, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

                  SECTION  2.12.  TREASURY  NOTES.  In  determining  whether the
                                  ---------------
Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Subsidiaries repurchases or otherwise acquires Notes and of the aggregate principal amount so repurchased or acquired. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or Affiliate, as the case may be.

                  SECTION 2.13.  TEMPORARY  NOTES.  Until  definitive  Notes are
                                 ----------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

                  SECTION  2.14.  CANCELLATION.  The  Company  at any  time  may
                                  ------------
deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs them to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it.

                  SECTION 2.15. DEFAULTED INTEREST. If the Company defaults in a
                                ------------------
payment of interest on the Notes and if such interest payment is not made within the grace period provided by Section 6.01(a), it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee if requested in writing by the Company, in the name of and at the expense of the Company) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid. Any interest which is paid prior to the expiration of the grace period provided in Section 6.01(a) hereof shall be paid to Holders of the Notes as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

                  SECTION  2.16.  RECORD  DATE.  The record date for purposes of
                                  ------------
determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).

                  SECTION 2.17.  CUSIP NUMBER.  The Company in issuing the Notes
                                 ------------
may use "CUSIP", "CINS" and "ISIN" numbers and, if it does so, the Trustee shall use the CUSIP, CINS and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, CINS and ISIN numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP, CINS and ISIN numbers.


                                    ARTICLE 3
                                   REDEMPTION

                  SECTION  3.01.  NOTICES TO TRUSTEE.  If the Company  elects to
                                  ------------------
redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as may be agreed to by the Trustee in writing), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  If the Company is required to make an offer to redeem Notes pursuant to the provisions of Section 4.12 or 4.16 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date (or such shorter period as may be agreed to by the Trustee in writing), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and the conditions set forth in Section 4.12 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.16 have been satisfied, as applicable.

          SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If less than  all  of
                        ---------------------------------
the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if if any), provided that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  In the event the Company is required to make an offer to redeem Notes pursuant to Section 4.12 hereof and the amount of the Net Available Cash from the Asset Sale for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining excess proceeds.

                  SECTION 3.03. NOTICE OF REDEMPTION.  Subject to the provisions
                                --------------------
of Section 4.12(c) hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a)      the redemption date;

                  (b)      the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

                  (d)      the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes to be redeemed;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP, CINS and ISIN numbers, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 35 days but not more than 60 days prior to the redemption date (or such shorter period as may be agreed to by the Trustee in writing), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

                  SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.  Once notice of
                                 ------------------------------
redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price.

                  SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE. On or prior to the
                                 ---------------------------
redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  On and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related

Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

                  SECTION 3.06. NOTES REDEEMED IN PART. Upon surrender of a Note
                                ----------------------
that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  SECTION 3.07. OPTIONAL REDEMPTION.  The Company may not redeem
                                -------------------
the Notes prior to June 15, 1998. On and after such date, the Company may redeem the Notes at any time as a whole, or from time to time in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period beginning June 15 of the years indicated below:

                                 Year                           Redemption Price
                                 ----                           ----------------

1998...............................................                     104.875%
1999...............................................                     103.250%
2000...............................................                     101.625%
2001 and thereafter................................                     100.000%


                  SECTION 3.08.  MANDATORY REDEMPTION.  The Company shall not be
                                 --------------------
required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.


                                    ARTICLE 4
                                    COVENANTS

                  SECTION 4.01. PAYMENT OF NOTES. The Company shall pay or cause
                                ----------------
to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or the Paying Agent, if other than the Company, holds on the due date money deposited by the Company in immediately available funds designated for and sufficient to pay all principal, premium, if any, and interest then due. The Trustee or such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  SECTION  4.02.  MAINTENANCE  OF OFFICE OR AGENCY.  The Company
                                  --------------------------------
shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.04.

                  SECTION 4.03. REPORTS.  (a) So long as any of the Notes remain
                                -------
outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, in each case, within 15 days of filing with the SEC. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section

13 or 15(d) of the Exchange Act to be so filed with the SEC for public availability and the Trustee and mailed to the Holders within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such Fiscal year. The Company shall also comply with the provisions of TIA ss. 314(a).

                  (b) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this
Section 4.03.

                  SECTION 4.04.  COMPLIANCE  CERTIFICATE.  (a) The Company shall
                                 -----------------------
deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificates, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, or
4.16 hereof or of Article 5 of this Indenture or that any Event of Default has occurred under Article 6 or, if any such violation or Event of Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee. promptly upon any Officer becoming aware of (and in no event later than 30 days after the occurrence of) (i) any Default or Event of Default, (ii) any event of default under any Indebtedness referred to in Section 6.01(d) hereof and the acceleration thereof, or (iii) any Default that could mature into an Event of Default described in clauses (c) through (g) of Section 6.01, an Officers' Certificate specifying such Default, Event of

Default or default and acceleration and what action the Company is taking or proposes to take with respect thereto.

                  SECTION  4.05.  TAXES.  The Company shall pay, and shall cause
                                  -----
each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

                  SECTION  4.06.  STAY,  EXTENSION  AND USURY LAWS.  The Company
                                  --------------------------------
covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  SECTION  4.07.  CORPORATE  EXISTENCE.  Subject  to  Article  5
                                  --------------------
hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

                  SECTION 4.08. MAINTENANCE OF PROPERTIES AND INSURANCE. (a) The
                                ---------------------------------------
Company shall cause all properties used or useful in the conduct of its business or the business of each Restricted Subsidiary and material to the Company and the Restricted Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment; provided, however, that nothing in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of an Officer (or other employee of the Company of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibilities for any such property, appropriate.

                  (b) The Company  shall  provide or cause to be  provided,  for itself and the Restricted Subsidiaries, insurance against loss or damage of the kinds customarily insured against by corporations similarly situated and owning by corporations similarly situated and owning like properties and as are prudent and customary in the businesses in which they are engaged, with reputable insurers or with the government of the United States of America, or an agency of instrumentality thereof, of such kind, and in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

                  SECTION 4.09.  LIMITATION ON RESTRICTED PAYMENTS.  (a) So long
                                 ---------------------------------
as any of the Notes are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless:

                  (i) no Default under the Indenture shall have occurred and be continuing (or would result therefrom);

                  (ii)  upon  giving  effect,   as  if  paid,  to  the  proposed
         Restricted Payment, the Company would be permitted to Incur an additional $1.00 of Indebtedness pursuant to Section 4.11(a); and

                  (iii) upon giving effect, as if paid, to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments subsequent to the date of the 1993 Indenture shall not exceed the sum of:

                           (A) 50% of aggregate  Consolidated Net Income accrued
                  during the period (treated as one accounting period) from the beginning of the fiscal quarter beginning after the date of the 1993 Indenture to the end of the most recent fiscal quarter for which financial statements are available, (or if such Consolidated Net Income is a deficit, minus 100% of such deficit), and minus 100% of the amount of any write-downs, write-offs and other negative revaluations not otherwise reflected in Consolidated Net Income during such period;

                           (B) the aggregate  Net Cash Proceeds  received by the
                  Company after the date of the 1993 Indenture from the issue or sale (other than to a Subsidiary or an employee stock ownership plan) of Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company and warrants, options or other rights to acquire such Capital Stock;

                           (C) the amount by which the  principal  amount of and
                  any accrued interest on Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date of the 1993 Indenture of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or the value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                           (D) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), or resulting from the receipt of proceeds from the sale or other disposition of an Unrestricted Subsidiary, not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under the Indenture or the 1993 Indenture (excluding the amount of any such Investment made pursuant to the provisions described in clause (iv) of paragraph (c) of Section 4.09 of the 1993 Indenture).

                  (b)  Notwithstanding  the  limitations set forth under clauses
(ii) and (iii) of paragraph (a) above (and in addition to the amount (if any) of Restricted Payments permitted to be made under such clause (iii)) and as long as no Default shall have occurred and be continuing (or would result therefrom), the Company and the Restricted Subsidiaries may make Restricted Payments which in the aggregate while any of the Notes remain outstanding do not exceed $3.0 million.

                  (c) The failure to satisfy the conditions set forth in clauses
(ii) and (iii) of Section 4.09(a) will not prohibit any of the following as long as the condition set forth in clause (i) of Section 4.09(a) (except as set forth below) is satisfied (and payments made in accordance with the following will not (except as set forth in clause (iii) below) be included in the calculation of Restricted Payments described in clause (iii) of Section 4.09(a) and will not be taken into account for purposes of paragraph (b) above:

                  (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, conversion of, or in an amount not in excess of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than (x) Redeemable Stock or Exchangeable Stock, and (y) Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that notwithstanding clause (i) of Section 4.09(a), the occurrence or existence of a Default shall not prohibit the making of such purchase or redemption, and provided, further, the Net Cash Proceeds from such sale shall be excluded from subclause (B) of clause
         (iii) of Section 4.09(a);

                  (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or in an amount not in excess of the proceeds of the substantially concurrent Incurrence of, Indebtedness of the Company; provided, however, that such Indebtedness (A) shall be contractually subordinated in right of payment to the Notes and the 1993 Notes to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (B) shall be scheduled to mature either (x) no earlier than such Subordinated Obligations or (y) after the Stated Maturity of the Notes and (C) shall have an Average Life equal to or greater than the Average Life of such Subordinated Obligations;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the provisions of the Indenture; provided, however, that notwithstanding clause (i) of Section 4.09(a), the occurrence or existence of a Default at such time of payment shall not prohibit the payment of such dividends; and provided, further that such dividends shall be included in the calculation of the amount of Restricted Payments described in clause (iii) of Section 4.09(a);

                  (iv) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $5 million in any fiscal year; provided, however, any portion thereof not utilized under this Indenture or the 1993 Indenture since the date of the 1993 Indenture may be utilized in any subsequent year;

                  (v) any repurchase of the Company's Common Stock required to be repurchased by the Company's Reorganization Plan as in effect on the date of the 1993 Indenture;

                  (vi) loans to employees of the Company or its Subsidiaries extended in connection with purchases of Capital Stock of the Company not to exceed $3 million in the aggregate at any time outstanding; or

                  (vii) the redemption from time to time of all or any part of the Company's Subordinated Notes due 1998 or the other retirement of such Subordinated Notes called for redemption in 1993.

                  SECTION  4.10.   LIMITATION  ON  DIVIDEND  AND  OTHER  PAYMENT
                                   ---------------------------------------------
RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit
-----------------------------------
any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends to or make any other distributions on its Capital Stock to, or pay any Indebtedness or other obligations owed to, the Company or any Restricted Subsidiary, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company; provided, however, that the foregoing shall not apply to:

                  (a) any encumbrance or restriction pursuant to this Indenture, the 1993 Indenture or any other agreement or instrument in effect at or entered into on the date of the 1993 Indenture;

                  (b) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Subsidiary on or prior to the date on which such Subsidiary becomes a Subsidiary and outstanding on such date;

                  (c) any encumbrance or restriction pursuant to an agreement effecting (1) a refinancing of Indebtedness referred to in clause (a) or (b) above or contained in any amendment or modification with respect to such Indebtedness or (2) any other Indebtedness Incurred pursuant to the provisions described in clause (iii) of Section 4.11(b); provided, however, that the encumbrances and restrictions contained in any such agreement, amendment or modification are no more restrictive in any material respect with respect to the matters referred to in clauses
         (i), (ii) and (iii) above than the encumbrances and restrictions with respect to (x) the Indebtedness being refinanced, amended or modified in the case of clause (1), or (y) the Credit Agreement, in the case of clause (2);

                  (d) in the case of clause (iii) above, customary non-assignment provisions of any leases governing a leasehold interest or of any supply, license or other agreement entered into in the ordinary course of business of the Company or any Subsidiary;

                  (e) any restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition;

                  (f) in the case of clause (iii) above. restrictions contained in security agreements securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; or

                  (g) any encumbrance or restriction existing by reason of applicable law.

                  SECTION 4.11.  LIMITATION ON INCURRENCE OF  INDEBTEDNESS.  (a)
                                 -----------------------------------------
The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (other than the Notes and any other Indebtedness outstanding as of the date of this Indenture) unless, in the case of Indebtedness Incurred by the Company, after giving effect thereto, the Consolidated Coverage Ratio determined at the time of such Incurrence is greater than or equal to 2.25 to 1.

                  (b) Notwithstanding the foregoing, this Section shall not limit the ability of the Company or any Restricted Subsidiary to Incur the following Indebtedness:

                  (i) Refinancing Indebtedness; provided, however, that the characterization of Indebtedness as Refinancing Indebtedness may not cause or permit Indebtedness Incurred under clauses (ii), (iii), (v) or
         (vii) below to exceed the maximum amounts allowed by the terms of each such clause, and, to that end (x) if Refinancing Indebtedness is

         Incurred to refinance any Indebtedness originally Incurred under either of clauses (ii) or (iii) then the amount of Indebtedness permitted under such clause in question shall be reduced by the amount of such Refinancing Indebtedness (and any Refinancing Indebtedness that directly or indirectly refinances such Refinancing Indebtedness) outstanding at the time of determination, and (y) if Refinancing
         Indebtedness is Incurred to refinance any Indebtedness originally Incurred under either of clauses (v) or (vii) then the amount of Indebtedness permitted under such clause in question shall be reduced permanently by the amount of such Refinancing Indebtedness;

                  (ii) in addition to any Indebtedness otherwise permitted to be Incurred under the Indenture, up to $30 million in aggregate principal amount of such Indebtedness of the Company and its Restricted Subsidiaries at any one time outstanding; provided that the amount of such Indebtedness Incurred by Restricted Subsidiaries shall not exceed $15 million in aggregate principal amount at any one time outstanding;

                  (iii) in addition to any Indebtedness otherwise permitted to be Incurred under the Indenture, Indebtedness under the Credit
         Agreement of up to $60 million in aggregate principal amount outstanding at any one time and all Guarantees thereof;

                  (iv) Indebtedness of the Company which is owed to and held by a Wholly Owned Subsidiary and Indebtedness of a Wholly Owned Subsidiary which is owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or by a Wholly Owned Subsidiary, as the case may be;

                  (v) Indebtedness solely to finance capital expenditures of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed in any fiscal year $30 million; provided, however, that if in any fiscal year ended after the date of the 1993 Indenture the amount of Indebtedness Incurred solely to finance capital expenditures of the Company or any Restricted Subsidiary was or is less than $30 million, such unused portion may be utilized in any subsequent year; and provided further that in calculating the amount of Indebtedness Incurred under this clause (v) in any fiscal year, there shall also be included any Indebtedness Incurred under clause (vii) of this Section 4.11(b) in such fiscal year;

                  (vi) Guarantees by the Company, or by any Restricted Subsidiary, of Indebtedness of any Restricted Subsidiary or the Company; provided that such Indebtedness is permitted to be Incurred by the Company or such Restricted Subsidiary pursuant to the provisions of this Section; and

                  (vii)  Indebtedness  not to exceed $12  million  in  aggregate principal amount Incurred since the date of the 1993 Indenture as industrial development financing by Envirosafe Services of Idaho, Inc.; provided that no Indebtedness may be Incurred under this clause (vii) unless at the time of Incurrence, and after giving effect thereto, the Company and its Restricted Subsidiaries could Incur $1.00 of Indebtedness under clause (v) of this Section 4.11(b).

                  (c) Notwithstanding Sections 4.11(a) and 4.11(b), the Company or any Restricted Subsidiary shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such repayment, prepayment, redemption, defeasance, retirement, refunding or refinancing is not prohibited by Section 4.09 or unless such Indebtedness shall be subordinated to the Notes and the 1993 Notes to at least the same extent as such Subordinated Obligations.

                  SECTION 4.12.  ASSET SALES.  (a)  Neither the  Company nor any
                                 -----------
Restricted Subsidiary shall consummate any Asset Sale unless

                  (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares or assets subject to such Asset Sale (including the value of any noncash consideration),

                  (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and

                  (iii) an amount equal to 100% of the Net Available Cash is applied by the Company (or such Subsidiary, as the case may be) as set forth herein.

For purposes of this Section, the following are deemed to be cash: (x) any Indebtedness (as reflected on the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary for which neither the Company nor any Restricted Subsidiary will continue to be liable, directly or indirectly, as a result of such Asset Sale, and (y) securities received by the Company or any Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash. Nothing in this Section shall prohibit the Company or any Subsidiary from transferring assets, properties or Capital Stock of any Subsidiary to any Wholly Owned Subsidiary or to the Company, nor shall the provisions of this Section be applicable to any such transfer. The Company shall not permit any Unrestricted Subsidiary to make any Asset Sale unless such Unrestricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets so disposed of as determined in good faith by the Board of Directors.

                  (b) Within 365 days (such period being the "Application Period") following the consummation of an Asset Sale (or in the case of Net Available Cash from the conversion of securities, within such number of days after the receipt of such cash), the Company or such Restricted Subsidiary shall apply the Net Available Cash from such Asset Sale as follows: (i) first, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); (ii) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), and to the extent the Company or such Restricted Subsidiary elects, to prepay, repay or purchase Senior Indebtedness (other than any Preferred Stock) of the Company or its Restricted Subsidiaries (in each case other than Indebtedness owed to the Company or an Affiliate of the Company), (iii) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(i) and (ii), to make an offer to purchase the Notes at a purchase price of 100% of principal amount plus accrued interest to the Purchase Date (as defined in Section 4.12(c)) pursuant to and subject to the conditions set forth in Section 4.12(c). To the extent that any Net Available Cash of Asset Sales remains after the application of such Net Available Cash in accordance with this paragraph, the Company or such Restricted Subsidiary may utilize such remaining Net Available Cash in any manner not otherwise prohibited by the Indenture.

                  If Indebtedness of the Company issued on or after the date of the 1993 Indenture and ranking pari passu in right of payment with the Notes is at the time outstanding, and the terms of such Indebtedness provide that a similar offer is to be made with respect thereto, then the offer to purchase the Notes shall be made concurrently with such other offer, and the Notes and such other Indebtedness shall be accepted pro rata in proportion to the aggregate principal amounts which the holders of Notes and such Indebtedness, respectively, elect to have redeemed.

                  The Company shall not be required to make an offer to purchase the Notes if the Net Available Cash available from an Asset Sale (after application of the proceeds as provided in clauses (i) and (ii) of the first paragraph of this Section 4.12(b)) is less than $10 million for any particular Asset Sale (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Sale).

                  Notwithstanding the foregoing, this Section shall not apply to, or prevent an Asset Sale that also constitutes a Change of Control provided the Company has complied with its obligations under Section 4.16, and in such case no violation of this provision shall be deemed to have occurred as a consequence thereof.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted under Article 5, the Successor Corporation shall be deemed to have sold the properties and assets of the Company not so transferred for not so transferred for purposes of this Section 4.12, and shall comply with the provisions of this Section 4.12 with respect to such deemed sale as if it were an Asset Sale.

                  (c) In the event of an Asset Sale that requires the Company to commence an offer to all Holders of the Notes to purchase Notes (the "Asset Sale Offer") under clause (iii) of Section 4.12(b), the Company shall follow the procedures specified below:

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.12(b) hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

                  If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Promptly, and in any event prior to the 365th day after the later of the date of each Asset Sale as to which the Company must make an Asset Sale Offer or the receipt of Net Available Cash therefrom, the Company shall send, by first class mail, a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (i) that the Asset Sale Offer is being made  pursuant  to this
         Section 4.12 and the length of time the Asset Sale Offer shall remain open;

                  (ii)     the Offer Amount, the purchase price and the Purchase
         Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (iv) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                  (v) that Holders electing to have a Note purchased (in whole or in part) pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                  (vi) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                  (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.12(c). The Company, depository or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 4.12(c), any redemption pursuant to this Section 4.12(c) shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.13.  TRANSACTIONS WITH AFFILIATES. The Company shall
                                 ----------------------------
not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction in arms-length dealings with a Person who is not such an Affiliate; provided that with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, the Company shall deliver to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with the foregoing requirements and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors. The foregoing restriction shall not apply to the payment of any Restricted Payment which is permitted to be paid pursuant to Section 4.09 and transactions between the Company or any Restricted Subsidiary, on the one hand, and any other Subsidiary, on the other hand, in the ordinary course of business.

                  SECTION 4.14.  LIMITATION ON LIENS. The Company shall not, and
                                 -------------------
shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including, without limitation, Capital Stock of a Restricted Subsidiary), whether owned at the date of the Indenture or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  SECTION  4.15.  LIMITATION  ON  ISSUANCE  OF CAPITAL  STOCK BY
                                  ----------------------------------------------
SUBSIDIARIES. The Company will not permit any Restricted Subsidiary to issue any
------------
Capital Stock to any Person (other than to the Company or a Wholly Owned Subsidiary) or declare or pay dividends or distributions on or repurchase or redeem any Capital Stock of any Subsidiary (other than to the Company or a Wholly Owned Subsidiary), except as otherwise permitted by Section 4.09 hereof or the definition of "Restricted Payment".

                  SECTION 4.16. CHANGE OF CONTROL.  (a) Upon the occurrence of a
                                -----------------
Change of Control, the Company shall make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") on the terms set forth in this Section. Within 30 days following any Change of Control, the Company shall mail a notice of a Change of Control Offer to each Holder and the Trustee. The Change of Control Offer shall remain open from the time of mailing until 5 Business Days before the date of purchase of the Notes by the Company. The notice shall contain all instructions and materials necessary to enable such Holders to tender (in whole or in part) the Notes pursuant to the Change of Control Offer and shall also state:

                  (1) that the Change of Control Offer is being made pursuant to this Section and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Notes pursuant to book-entry procedures and the related rules of the applicable depositories) prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company shall comply,  to the extent  applicable,  with the  requirements of
Section 14(e) of the Exchange Act and any other securities laws and regulations in connection with the repurchase of the Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) Except as described above with respect to a Change of Control, the Company shall not be required to repurchase or redeem the Notes from the Holders of the Notes in the event of a takeover, recapitalization or similar transaction.


                                    ARTICLE 5
                                   SUCCESSORS

                  SECTION 5.01.  MERGER,  CONSOLIDATION,  OR SALE OF ASSETS. The
                                 ------------------------------------------
Company shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its properties and assets as an entirety to any Person unless:

                  (a) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred (the "Successor Corporation"), shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the Indenture and the Notes;

                  (b) immediately before and immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Corporation or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Corporation or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (c) the Company shall have delivered, or caused to be delivered, to the Trustee an Officers' Certificate and, as to legal issues, an Opinion of Counsel (which counsel shall not be in-house counsel to the Company), each in form and substance reasonably satisfactory to the Trustee stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (d) immediately after giving effect to such transaction, the Successor Corporation shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth immediately prior to such transaction; and

                  (e) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Coverage Ratio of the Successor Corporation is at least 2.00:1, or, if less, at least equal to the Consolidated Coverage Ratio of the Company immediately prior to such transaction; provided that, if the Consolidated Coverage Ratio of the Company immediately prior to such transaction is within the range set forth in Column (A) below, then the pro forma Consolidated Coverage Ratio of the Successor Corporation shall be at least equal to the lesser of (1) the ratio determined by multiplying the percentage set forth in column (B) below by the Consolidated Coverage Ratio of the Company immediately prior to such transaction and (2) the ratio set forth in column (C) below:


         (A)                                            (B)              (C)
         ---                                            ---              ---

2.22:1 to 2.99:1...........................             90%             2.4:1

3.00:1 to 3.99:1...........................             80%             2.8:1

4.00:1 or more.............................             70%             2.9:1



         and provided, further, that if, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Coverage Ratio of the Successor Corporation is 3.00:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such provision.

                  Notwithstanding the foregoing clauses (b), (d) and (e), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Wholly Owned Subsidiary or Wholly Owned Subsidiaries so long as the requirements of clauses (a) and (c) are satisfied in connection therewith.

                  SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any such
                                ---------------------------------
assumption by the Successor Corporation, the Successor Corporation shall succeed to and be substituted for the Company, under this Indenture and the Notes, and the Company shall thereupon be released from all obligations under this Indenture and under the Notes and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. The Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, all or any of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and upon the order of the Successor Corporation instead of the Company and subject to all the terms, conditions and limitations prescribed in the Indenture, the Trustee shall authenticate and shall deliver any new Notes which the Successor Corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of the execution hereof.

                  In the case of any such consolidation, merger or transfer, such changes in form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

                  SECTION 6.01.  EVENTS OF DEFAULT. An "Event of Default" occurs
                                 -----------------
if:

                  (a) the Company defaults in the payment of interest on any Note when the same become due and payable and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment of principal of any Note when the same becomes due and payable at maturity or otherwise or fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

                  (c) the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and the default continues for 30 days after the date on which written notice of such default is given to the Company by the Trustee or to the Company and Trustee by Holders of at least 25% in principal amount of the Notes then outstanding hereunder;

                  (d) the Company  defaults  under any  mortgage,  indenture  or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Indebtedness evidenced by the Notes) for money borrowed by the Company or any Subsidiary, whether or not it exists on the date of the Indenture, the outstanding aggregate principal amount of which is not less than $10 million (or its foreign currency equivalent), and as a result of such default either such Indebtedness shall be due or the acceleration of such Indebtedness shall be declared, or Indebtedness of the Company or any Subsidiary in an aggregate principal amount of not less than $10 million (or its foreign currency equivalent) is not paid within any applicable grace period after final maturity, unless such Indebtedness or declaration, as the case may be, is discharged or rescinded or annulled within 30 days following the giving of notice to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in principal amount of the Notes;

                  (e) any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Company or any Significant Subsidiary in an amount in excess of $5 million individually or $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess of $5 million individually or in the aggregate during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (f) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

                           (i)      commences a voluntary case;

                           (ii) consents to the entry of an order for relief against it in an involuntary case;

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                           (iv) makes a general assignment for the benefit of its creditors;

                           (v) generally is not paying its debts as they become due;

                           (vi) admits in writing its inability to generally pay its debts as such debts become due; and

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

                           (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or

                           (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company,

         and the order or decree remains unstayed and in effect for 60 consecutive days.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  Any notice of Default given by the Trustee or Noteholders under this Section must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  Subject to the provisions of Sections 6.01 and 6.02, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

                  SECTION 6.02. ACCELERATION. If an Event of Default (other than
                                ------------
an Event of Default specified in clause (f) or (g) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Notes to be due and payable immediately. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                  SECTION 6.03.  OTHER  REMEDIES.  If an Event of Default occurs
                                 ---------------
and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of not less
                                -----------------------
than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall be cured and cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION 6.05.  CONTROL BY MAJORITY.  The Holders of a majority
                                 -------------------
in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability or the Trustee determines that it does not have adequate indemnification against any loss or expense; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 6.06.  LIMITATION ON SUITS.  A Holder of  a  Note  may
                                 -------------------
pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                  SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE  PAYMENT.
                                 ----------------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

                  SECTION  6.08.  COLLECTION  SUIT BY  TRUSTEE.  If an  Event of
                                  ----------------------------
Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee pursuant to the provisions of Section 7.07.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is
                                --------------------------------
authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

                  SECTION 6.10.  PRIORITIES.  If the Trustee collects any money
                                 ----------
pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes.

                  SECTION 6.11.  UNDERTAKING FOR COSTS.  In any suit for the
                                 ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

                  SECTION  7.01.  DUTIES OF TRUSTEE.  (a) If an Event of Default
                                  -----------------
has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.


SS_NYL3A/31316 4

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  SECTION 7.02.  RIGHTS OF TRUSTEE.  (a)   The  Trustee  may
                                 -----------------
conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Section 10.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its
                                ----------------------------
individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                  SECTION 7.04. TRUSTEE'S  DISCLAIMER.  The Trustee shall not be
                                ---------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  SECTION  7.05.  NOTICE OF  DEFAULTS.  If a Default or Event of
                                  -------------------
Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                  SECTION  7.06.  REPORTS  BY  TRUSTEE  TO HOLDERS OF THE NOTES.
                                  ---------------------------------------------
Within 60 days after the reporting date stated in Section 10.13, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                  SECTION 7.07.  COMPENSATION  AND INDEMNITY.  The Company shall
                                 ---------------------------
pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee for, and hold it harmless against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent such failure shall have prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel that it may have available to it defenses which are in conflict with defenses available to the Company, then the Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an vent of Default specified in Section 6.01 (f) or (g) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal
                                ----------------------
of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a)      the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c)      a Custodian or public officer takes charge of the
         Trustee or its property;         or

                  (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee
                                --------------------------------
consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  SECTION 7.10.  ELIGIBILITY;  DISQUALIFICATION.  There shall at
                                 ------------------------------
all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

                  SECTION  7.11.   PREFERENTIAL  COLLECTION  OF  CLAIMS  AGAINST
                                   ---------------------------------------------
COMPANY.  The  Trustee is  subject to TIA ss.  311(a),  excluding  any  creditor
-------
relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                     SATISFACTION AND DISCHARGE OF INDENTURE

                  SECTION 8.01. DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.  If
                                -------------------------------------------
(i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable and the Company irrevocably deposits with the Trustee as trust funds solely for the benefit of the Holders for that purpose funds sufficient to pay at maturity the principal of and all accrued interest on all outstanding Notes (other than Notes replaced pursuant to Section 2.09), and if in either case the Company pays all other sums payable hereunder by the Company, then, subject to Sections 8.02 and 8.07, this Indenture shall cease to be of further effect. The Trustee shall at the cost and expense of the Company acknowledge satisfaction and discharge of this Indenture on demand of the Company following delivery by the Company of an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with.

                  SECTION 8.02.  TERMINATION OF COMPANY'S OBLIGATIONS.  Except
                                 ------------------------------------
as otherwise provided in this Section 8.02, the Company may terminate its obligations under the Notes and this Indenture if:

                  (i) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption,

                  (ii)  the  Company  irrevocably  deposits  in  trust  with the
         Trustee or Paying Agent during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

                  (iii) no Default shall have occurred and be continuing on the date of such deposit,

                  (iv) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound, and

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  With respect to the foregoing, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.09, 2.10, 4.01, 4.02, 7.07, 7.08, 8.05 and
8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  SECTION  8.03.  DEFEASANCE  AND  DISCHARGE OF  INDENTURE.  The
                                  ----------------------------------------
Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (d) hereof, and the provisions of this Indenture will no longer be in effect with respect to the Notes; and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes,
(iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                  (a) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirement of Section 7.10) or Paying Agent and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, in and to, (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of and interest on the outstanding Notes when due; provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Notes;

                  (b) such deposit will not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (c) no Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                  (d)      the Company shall have delivered to the Trustee

                           (1) either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gains or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (B) an Opinion of Counsel to the same effect as the ruling described in clause
                  (A) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and

                           (2)      an Opinion of Counsel to the effect that

                                    (A) the  creation  of the  defeasance  trust
                           does not violate the Investment Company Act of 1940,

                                    (B) after the passage of 123 days  following
                           the deposit (except, with respect to any funds for the account of any Holder who may be deemed to be an "insider" for purposes of Title 11 of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and
                           Creditor Law in a case commenced by or against the Company under either such statute; and

                                    (C)  either  (x)  the  trust  funds  will no
                           longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (y) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (I) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of
                           Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (II) the Holders will be entitled to receive adequate entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

                  (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

                  Notwithstanding the foregoing clause (a), prior to the end of the 123-day period referred to in clause (d)(2)(B) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.03, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.09, 2.10, 4.01, 4.02, 7.07, 7.08, 8.06 and
8.07 survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.06 and 8.07 shall survive. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (d)(1) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03.

                  After any such irrevocable deposit and delivery of the documents referred to above, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  SECTION 8.04.  DEFEASANCE OF CERTAIN OBLIGATIONS.  The Company
                                 ---------------------------------
may omit to comply with any term,  provision or  condition  set forth in clauses
(d) and (e) of Section 5.01, Sections 4.03 through 4.07, Sections 4.09 through 4.16, and clause (c) of Section 6.01 with respect to Sections 4.03 through 4.07, Sections 4.09 through 4.16 and clauses (d) and (e) of Section 5.01, and clauses
(d) and (e) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

                  (a) with reference to this Section 8.04, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) or Paying Agent and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, in and to, (i) money in amount,
         (ii) U.S. Government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (iii) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal and interest on the outstanding Notes when due; provided that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Notes;

                  (b) such deposit will not result in or constitute a default or result in a breach or violation of, or constitute default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (c) no Default shall have occurred and be continuing o the date of such deposit;

                  (d) the Company has delivered to the Trustee an Opinion of Counsel to the effect that:

                           (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940,

                           (ii) the Holders have a valid first-priority security interest in the trust funds,

                           (iii) the Holders will not recognize income,  gain or
                  loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred,

                           (iv) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and

                           (v) either (1) the trust funds will no longer  remain
                  the  property  of the  Company  (and  therefore,  will  not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute, and (y) the Holders will be entitled to receive adequate protection of their interest in such trust funds if such trust funds are used in such case or proceeding; and

                  (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.04 have been complied with.

                  SECTION 8.05.  APPLICATION OF TRUST MONEY.  Subject to Section
                                 --------------------------
8.07 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01, 8.02, 8.03, or 8.04 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and interest on the Notes. The Trustee shall be under no obligation to invest such money or U.S. Government Obligations except as it may agree with the Company.

                  SECTION 8.06. REPAYMENT TO COMPANY.  Subject to Sections 7.07,
                                --------------------
8.02, 8.03 and 8.04 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Company shall, if requested by the Trustee or the Paying Agent, give the Trustee or such Paying Agent indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such paying, and provided, further, that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address as set forth in the register of Notes notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such Publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  SECTION 8.07. REINSTATEMENT. If the Trustee or Paying Agent is
                                -------------
unable to apply any money or U.S. Government Obligations in accordance with Sections 8.01, 8.02, 8.03 or 8.04 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01, 8.02, 8.03 or 8.04 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Sections 8.01, 8.02, 8.03 or 8.04 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

                  SECTION   9.01.   WITHOUT   CONSENT   OF   HOLDERS  OF  NOTES.
                                    -------------------------------------------
Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (a)  to cure any ambiguity, omission, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 hereof;

                  (d) to provide for the acceptance of or the appointment of a successor trustee;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (f) to make any other change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee may but shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION  9.02.  WITH CONSENT OF HOLDERS OF NOTES.  The Company
                                  --------------------------------
and the Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment or supplement;

                  (b) reduce the principal of or change the Stated Maturity of any Note or reduce the premium payable upon the redemption of any Note, or change the time at which any Note may or shall be redeemed;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

                  (g)      waive a redemption payment with respect to any  Note;
         or

                  (h) make any change in the foregoing amendment and waiver provisions.

                  SECTION  9.03.  COMPLIANCE  WITH TRUST  INDENTURE  ACT.  Every
                                  --------------------------------------
amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

                  SECTION  9.04.  REVOCATION  AND EFFECT OF  CONSENTS.  Until an
                                  -----------------------------------
amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

                  The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Company shall designate.

                  SECTION  9.05.  NOTATION ON OR EXCHANGE OF NOTES.  The Trustee
                                  --------------------------------
may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION  9.06.  TRUSTEE TO SIGN  AMENDMENTS,  ETC. The Trustee
                                  ---------------------------------
shall sign any amended or  supplemental  Indenture  authorized  pursuant to this
Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplement adversely affects the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that any waiver, amendment or supplement is authorized by this Article 9. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.


                                   ARTICLE 10
                                  MISCELLANEOUS

                  SECTION 10.01. TRUST INDENTURE ACT CONTROLS.  If any provision
                                 ----------------------------
of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

                  SECTION 10.02.  NOTICES.  Any notice or  communication  by the
                                  -------
Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                           EnviroSource, Inc.
                           1155 Business Center Drive
                           Horsham, Pennsylvania  19044-3454
                           Telecopier No.:  (215) 956-5424
                           Attention:  Corporate Secretary

                  If to the Trustee:

                           United States Trust Company of New York
                           114 West 47th Street
                           New York, New York  10036
                           Telecopier No.:  (212) 852-1625
                           Attention:  Corporate Trust Division

                  The  Company  or the  Trustee,  by  notice to the  others  may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

                  All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when answered back, if telexed; (iv) when receipt acknowledged, if telecopied; and (v) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

                  SECTION  10.03.  COMMUNICATION  BY HOLDERS OF NOTES WITH
                                   ---------------------------------------
OTHER HOLDERS  OF NOTES.  Holders  of the Notes may  communicate  pursuant  to
-----------------------
TIA ss. 312(b) with other Holders of Notes with respect to their right under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION  10.04.  CERTIFICATE  AND  OPINION  AS  TO  CONDITIONS
                                   ---------------------------------------------
PRECEDENT. Upon any request or application by the Company to the Trustee to take
---------
any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR
                                  -------------------------------------
OPINION. Each certificate or opinion with respect to compliance with a condition
-------
or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

                  SECTION  10.06.  RULES BY TRUSTEE AND AGENTS.  The Trustee may
                                   ---------------------------
make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  SECTION 10.07. NO PERSONAL  LIABILITY OF DIRECTORS,  OFFICERS,
                                 -----------------------------------------------
EMPLOYEES AND STOCKHOLDERS.  No director,  officer,  employee,  agent,  manager,
--------------------------
incorporator, stockholder or other Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  SECTION 10.08.  GOVERNING LAW.  The internal law  of the State
                                  -------------
of New York shall govern and be used to construe this Indenture and the Notes.

                  SECTION 10.09. NO ADVERSE  INTERPRETATION OF OTHER AGREEMENTS.
                                 ----------------------------------------------
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 10.10.  SUCCESSORS.  All agreements of the Company i
                                  ----------
this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION  10.11.  SEVERABILITY.  In case any  provision in this
                                   ------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 10.12.  COUNTERPART ORIGINALS.  The parties may sign
                                  ---------------------
any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 10.13.  OTHER PROVISIONS.  The first certificate
                                  ----------------
pursuant to Section 4.04 shall be for the fiscal year ending on December 31, 1997.

                  The reporting date for Section 7.06 is July 1 of each year. The first reporting date is July 1, 1998.

                  SECTION 10.14. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

Dated as of September 30, 1997               ENVIROSOURCE, INC.


                                             By:/s/George E. Fuehrer
                                                --------------------
                                                 Title: Senior Vice President -
                                                 Planning & Business Development

Attest:/s/ Leon Z. Heller
       ------------------


                                                              (SEAL)



Dated as of September 30, 1997               UNITED STATES TRUST COMPANY OF
                                             NEW YORK as Trustee


                                             By:/s/Patricia Stermer
                                                -------------------
                                                Title: Assistant Vice President

Attest:/s/ Cynthia Chaney
       ------------------


                                                              (SEAL)

                                                                       EXHIBIT A
                                                                       ---------

                                 (Face of Note)

                      9 3/4% Senior Note due 2003, Series B

No.                                                                  $__________

                               ENVIROSOURCE, INC.

hereby promises to pay to

---------------

or its registered assigns

the principal sum of

Dollars on June 15, 2003.



Interest Payment Dates:  June 15 and December 15, commencing December 15, 1997.


Record Dates:  June 1 and December 1 (whether or not a Business Day).

                                          Dated:  September __, 1997

                                          ENVIROSOURCE, INC.


                     By:___________________________________
                                      Name:
                                             Title:

                     By:___________________________________
                                      Name:
                                             Title:

                                          (SEAL)

This is one of the Notes referred to in the within-mentioned Indenture:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:__________________________
      Authorized Signatory

                                 (Back of Note)

                      9 3/4% Senior Note due 2003, Series B


                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.



                  1. Interest. EnviroSource, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Company shall pay interest on the principal amount of this Note at the rate per annum of 9 3/4%. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 1997, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date"). If an exchange offer registered under the Securities Act is not consummated and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before March 30, 1998 in accordance with the terms of the Registration Rights Agreement dated as of September 30, 1997 between the Company and Morgan Stanley & Co. Incorporated, Jefferies & Company, Inc. and NationsBanc Capital Markets, Inc., the annual interest rate borne by the Notes shall be increased by 0.5% from the rate shown above accruing from March 30, 1998, payable in cash semiannually, in arrears, on each June 15 and December 15, commencing June 15, 1998, until the exchange offer is completed or the shelf registration statement is declared effective. The Holder of this
Note is entitled to the benefits of such Registration Rights Agreement.

                  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 15, 1997. To the extent lawful, the Company shall pay interest on overdue principal at the rate equal to the interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes.

Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such a purpose.

                  3. Paying Agency and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company may act in any such capacity.

                  4. Indenture. The Company issued the Notes under an Indenture, dated as of September 30, 1997 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general obligations of the Company limited to $50,000,000 in aggregate principal amount.

                  5. Optional Redemption. The Company shall not have the option to redeem the Notes prior to June 15, 1998. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

                                 Year                                 Percentage
                                 ----                                 ----------

1998....................................................                104.875%
1999....................................................                103.250%
2000....................................................                101.625%
2001 and thereafter.....................................                100.000%



                  6. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

                  7. Repurchase at Option of Holder. (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment

Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (b) If the Company consummates any Asset Sales, and when the aggregate amount of Net Available Cash from such Asset Sales (after application of the proceeds as provided in clauses (i) and (ii) of the first paragraph of
Section 4.12(b) of the Indenture) equals or exceeds $10 million, the Company shall be required to purchase the maximum principal amount of Notes that may be purchased out of such Net Available Cash at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of such Net Available Cash, the Notes to be redeemed shall be selected on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to bc redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder of Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                  9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

                  10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Note shall be treated as its owner for all purposes.

                  11. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits of the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  12. Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

                  14. No Personal Liabilities of Directors, Officers, Employees and Stockholders. No director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate of the Company shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  15. Authentication.   This  Note  shall  not  be  valid  until
authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. Abbreviations. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. CUSIP, CINS and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP, CINS and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP, CINS and ISIN numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Request may be made to:

                                    EnviroSource, Inc.
                                    1155 Business Center Drive
                                    Horsham, Pennsylvania  19044-3454
                                    Telecopier No.:  (215) 956-5424
                                    Attention:  Corporate Secretary

                                 ASSIGNMENT FORM


                  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to_______________________________________________
                                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:______________________

                                Your Signature:_________________________________
                                Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.16 of the Indenture check the appropriate box:

                    |_|     Section 4.12               |_|      Section 4.16

                  If you want to have only part of the Note purchased by the Company pursuant to Section 4.12 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$------------------

Date:______________

                               Your Signature:__________________________________
                               (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:_____________________________

                            [FORM OF TRANSFER NOTICE]


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee
--------------------------------------------------------------------------------
the within Note and all rights thereunder,  hereby  irrevocably constituting and appointing___________________________________attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      UNLEGENDED OFFSHORE GLOBAL NOTES AND
                       UNLEGENDED OFFSHORE PHYSICAL NOTES]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the shelf registration statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]
                                    ---------

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or
                                       --

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:______________    ____________________________________________________
                       NOTICE:  The signature to this assignment must correspond
                       with   the  name  as   written   upon  the  face  of  the
                       within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________________
                                 -----------------------------------------------
                                 NOTICE:  To be executed by an executive officer

                                                                       EXHIBIT B
                                                                       ---------


                            Form of Certificate to Be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S
                       ----------------------------------


                                                              --------------,---

United States Trust Company of New York
144 West 47th Street
New York, New York  10036
Attention:  Corporate Trust Division


                     Re: EnviroSource, Inc. (the "Company")
              9 3/4% Senior Notes due 2003, Series B (the "Notes")
              ----------------------------------------------------

Dear Sirs:

                This letter relates to U.S. $_______________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of September 30, 1997 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,






                                          [Name of Holder]



                                           By:
                                              Authorized Signature

                                                                       EXHIBIT C
                                                                       ---------




                      Form of Certificate to Be Delivered
                         in Connection with Transfers to
                   Non-QIB Institutional Accredited Investors
                   ------------------------------------------


                                                              -------------,----



United States Trust Company of New York
144 West 47th Street
New York, New York  10036
Attention:  Corporate Trust Division


                     Re: EnviroSource, Inc. (the "Company")
              9 3/4% Senior Notes due 2003, Series B (the "Notes")
              ----------------------------------------------------

Dear Sirs:

                In connection with our proposed purchase of $
                                                             ------------------
aggregate principal amount of the Notes, we confirm that:

                1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of September 30, 1997 (the "Indenture"), relating to the Notes, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer or sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter,
(D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]


                              By:_____________________________________
                                 Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------


                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------


                                                               -------------,---

United States Trust Company of New York
144 West 47th Street
New York, New York  10036
Attention:  Corporate Trust Division

                     Re: EnviroSource, Inc. (the "Company")
              9 3/4% Senior Notes due 2003, Series B (the "Notes")
              ----------------------------------------------------

Dear Sirs:


          In connection with our proposed sale of U.S. $______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

                (1) the offer of the Notes was not made to a person in the United States;

                (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.



                You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.



                                            Very truly yours,

                                            [Name of Transferor]


                                            By:_________________________________
                                               Authorized Signature